Exhibit 99.1

EXECUTION COPY

October 31, 2018

WC SACD One Parent, Inc.
c/o iSubscribed, Inc.
15 Network Drive
Burlington, MA 01803

Re:  Equity Commitment Letter

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 31, 2018, by and among WC SACD One Parent, Inc., a Delaware corporation (“Parent”), WC SACD One Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and Intersections Inc., a Delaware corporation (the “Company”).  Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

1.          Commitment.  Subject to the terms and conditions set forth in this letter agreement, the undersigned (“WC SACD One”) hereby agrees to make an equity contribution to Parent immediately prior to the time Parent, Merger Sub and the Company become obligated under the Merger Agreement to effect the consummation of the Offer and the Closing, as applicable, in an aggregate amount equal to the Equity Commitment (as defined below), which amount shall be used by Parent, together with other financial resources of Parent and Merger Sub, including cash, cash equivalents and marketable securities of Parent and Merger Sub on the Closing Date, for the purpose of enabling (a) Parent to cause Merger Sub to accept for payment and pay for any and all Shares validly tendered pursuant to the Offer at the Acceptance Time (the “Offer Amount”), (b) Parent and the Surviving Corporation, as applicable, to make payments due under Sections 3.2, 3.3(a) and 3.4(a) of the Merger Agreement (the “Merger Amount”), and (c) the payment of any fees, costs and expenses required to be paid by Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement, on the terms and subject to the conditions of the Merger Agreement (the “Expense Amount”).  Notwithstanding anything to the contrary in this letter agreement, in no event shall WC SACD One (together with its assigns) be under any obligation under any circumstances to provide an aggregate amount of funds of more than the Equity Commitment to Parent or any other Person.  The term “Equity Commitment” means an amount equal to: (i)$73,435,910; provided, however, that the amount of the Equity Commitment (a) shall be reduced by any amount paid by Parent, Merger Sub, WC SACD One, any of the Guarantors or any of their respective Affiliates related to or arising out of the transactions contemplated by the Merger Agreement (including without limitation any payments made under the Limited Guaranty), and (b) shall be reduced by Parent (i) in an amount specified by Parent solely to the extent that, after giving effect to such reduction, for Parent and Merger Sub would still be able to consummate the transactions contemplated by the Merger Agreement in accordance with the terms thereof, and/or (ii) on a dollar-for-dollar basis by the amount of any additional third-party financing obtained by Parent, Merger Sub or any of their respective wholly-owned subsidiaries at or prior to the Closing; provided, however, that the Equity Commitment shall not be reduced pursuant to this clause (ii) unless and until such third party financing is funded.  For the avoidance of doubt, the Equity Commitment is only payable upon the fulfillment of the conditions set forth in Section 2 hereof and for the uses described above and shall not be payable at any other time, under any other circumstances or for any other purpose, and is not a guaranty of collection or the performance of any other obligations of Parent, Merger Sub or any other Person.

2.          Funding Conditions.  WC SACD One’s obligation to fund all or part of the Equity Commitment is subject in all respects to the terms and conditions of this letter agreement and to (a) with respect to the Offer Amount, (i) the execution and delivery of the Merger Agreement by Parent, Merger Sub and the Company, (ii) the satisfaction in full or valid waiver of all of the Offer Conditions (other than those Offer Conditions that by their nature are to be satisfied at the Acceptance Time, but subject to the concurrent satisfaction or waiver of such Offer Conditions at the Acceptance Time), and (iii) the substantially concurrent acceptance for payment by Merger Sub of all Shares validly tendered and not validly withdrawn pursuant to the Offer, and (b) with respect to the Merger Amount and Expense Amount, (i) the execution and delivery of the Merger Agreement by Parent, Merger Sub and the Company, (ii) the satisfaction or waiver of all of the conditions precedent to Parent’s and Merger Sub’s obligations set forth in Section 7.1 of the Merger Agreement (other than those conditions precedent that by their nature are to be satisfied at the Closing, but subject to the concurrent satisfaction or waiver of such conditions precedent at the Closing), and (iii) the substantially concurrent consummation of the Merger on the terms and subject to the conditions of the Merger Agreement.

3.          Representations and Warranties.  WC SACD One hereby represents and warrants to Parent, that, (a) upon execution and delivery of the Merger Agreement, this letter agreement will constitute a legal, valid and binding obligation of WC SACD One enforceable against WC SACD One in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity); (b) WC SACD One has the requisite corporate power and authority to enter into this letter agreement and to perform its obligations hereunder; (c) the execution, delivery and performance of this letter agreement has been duly and validly authorized by all necessary corporate action and does not contravene, conflict with or result in any violation of any provision of WC SACD One certificate of formation or operating agreement; (d) WC SACD One has sufficient cash or unfunded capital commitments to cause the Equity Commitment to be made available to Parent in order to allow Parent to perform its obligations pursuant to and in accordance with this letter agreement; and (e) all funds necessary for WC SACD One to perform all of its obligations under this letter agreement shall be available (in the form of cash or unfunded capital commitments) to it for so long as this letter agreement shall remain in effect, and no additional internal approval is needed to fulfill WC SACD One’s obligations hereunder.

4.          Limited Guaranty.  Concurrently with the execution and delivery of this letter agreement and the Merger Agreement, each of WndrCo Holdings, LLC, a Delaware limited liability company, General Catalyst Group IX, L.P., a Delaware limited partnership, GC Entrepreneurs Fund IX, L.P., a Delaware limited partnership, and iSubscribed, Inc., a Delaware corporation (each, a “Guarantor” and collectively, the “Guarantors”) is executing and delivering to the

Company a Limited Guaranty (the “Limited Guaranty”) relating to certain of Parent’s monetary obligations under the Merger Agreement.  Except as provided in Section 8, the Company’s remedies against the Guarantors under such Limited Guaranty shall and are intended to be the sole and exclusive direct and indirect remedies available to the Company, the Company’s equityholders and their respective Affiliates and Subsidiaries.  Notwithstanding anything that may be expressed or implied in this letter agreement, the Merger Agreement, the Limited Guaranty or any document or instrument delivered in connection herewith or therewith, (a) in no event shall any Guarantor or WC SACD One have any obligation to make any payment to the Company, the Company’s equityholders or their respective Affiliates and Subsidiaries at any time, (b) in no event shall any Guarantor have any obligation to make any contribution to Parent or any of its Affiliates at any time after the Guarantors have made payment of the full amount of the Guaranteed Obligations (as defined in the Limited Guaranty) required to be paid pursuant to the terms and definitions of the Limited Guaranty, and (c) in no event shall any Guarantor have any obligation or liability to any other Guarantor by reason of this letter agreement or the Limited Guaranty.

5.          No Recourse.  Notwithstanding anything that may be expressed or implied in this letter agreement, the Merger Agreement, the Limited Guaranty or any document or instrument delivered in connection herewith or therewith or any of the transactions contemplated hereby or thereby (including the termination or abandonment thereof), Parent, by its acceptance of this letter agreement, and the Company, in its capacity as a third party beneficiary solely as and to the extent specified in, and on the terms and subject to the conditions of Section 8 hereof, each unconditionally and irrevocably covenants, agrees and acknowledges on behalf of itself and its controlled Affiliates that (a) no Person other than WC SACD One shall have any obligations or liabilities hereunder; (b) notwithstanding that WC SACD One is organized as a corporation, no right or remedy, recourse or recovery hereunder, under the Merger Agreement, or under any document or instrument delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof), or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against any Non-Recourse Party (as defined below) of WC SACD One, whether by the enforcement of any judgment or assessment or by any legal, equitable, investigative or arbitral proceeding, or by virtue of any statute, regulation or other applicable law (including common law), other than the Retained Claims (as expressly defined in, and subject to the limitations contained in, the definition of Retained Claims set forth below); and (c) no personal liability or obligation whatsoever will attach to, be imposed on or otherwise be incurred by any Non-Recourse Party of WC SACD One for any liabilities or obligations of WC SACD One under this letter agreement or any documents or instruments delivered in connection herewith or in connection with the transactions contemplated hereby (or the termination or abandonment thereof), or in respect of any oral representations made or alleged to be made in connection herewith or for any claim, action, suit, arbitration, litigation, investigation or proceeding based on, in respect of or by reason of such obligations or by their creation (including the breach, termination or failure to consummate the transactions contemplated by the Merger Agreement ), in the case of each of clauses (a), (b) and (c), whether based on contract, tort, strict liability, other laws (including common law) or otherwise, and whether by or through piercing of the corporate, limited liability company or limited partnership veil or similar action, by or through a claim by or on behalf of a party hereto or another Person or otherwise.

For purposes of this Section 5, “Non-Recourse Party” means, with respect WC SACD One, its Affiliates and its and their former, current and future directors, trustees, officers, employees, agents and Affiliates (both direct and indirect), the former, current and future holders (both direct and indirect) of any equity interests or securities of the foregoing (whether such holder is a limited or general partner, member, stockholder or otherwise), the former, current or future assignees of the foregoing and the former, current or future directors, trustees, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates, controlling persons, representatives or assignees of the foregoing.

For purposes of this letter agreement, “Retained Claims” means, collectively, (i) claims by the Company against Parent or Merger Sub in respect of liabilities for which recovery may be made against Parent or Merger Sub under and in accordance with the Merger Agreement; (ii) to the extent the Company is expressly entitled to enforce this letter agreement in accordance with the terms hereof, the exercise of the Company’s third party beneficiary rights under and in accordance with this letter agreement; (iii) with respect to the Confidentiality Agreement between the Company and iSubscribed, Inc., an Affiliate of Parent, dated as of September 20, 2018 (the “Confidentiality Agreement”), claims by the Company against iSubscribed, Inc., in respect of liabilities for which recovery may be made under and in accordance with the Confidentiality Agreement; and (iv) claims by the Company against any Guarantor, severally but not jointly, under and in accordance with the Limited Guaranty (as limited by the provisions of Section 2 therein).

6.          Termination.  This letter agreement and WC SACD One’s obligation to fund all or any portion of the Equity Commitment will automatically terminate and cease to be of any further force or effect without the need for any further action by any Person (at which time the obligations of WC SACD One hereunder shall be immediately discharged) upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Closing, at which time the obligations hereunder shall be discharged, and (c) written notice to Parent by WC SACD One of its election to terminate this letter agreement as a result of the assertion, directly or indirectly, by or on behalf of the Company or any of its Affiliates, or any of its or their respective Representatives, of any claim (whether at Law or equity or in tort, contract or otherwise) against any Non-Recourse Party in connection with this letter agreement, the Merger Agreement, the Limited Guaranty or any other document or instrument delivered in connection herewith or therewith or any of the transactions contemplated hereby or thereby (including the termination or abandonment thereof), except, solely with respect to clause (c), in respect of a Retained Claim.  Immediately upon termination of this letter agreement and without the need for any further action by any Person, neither WC SACD One nor any Non-Recourse Party shall have any obligation or liability hereunder.

7.          No Assignment.  Subject to the remainder of this Section 7, the commitment evidenced by this letter agreement shall not be assignable (a) by Parent, without the prior written consent of WC SACD One; or (b) by WC SACD One, without the prior written consent of Parent and the Company.  The granting of such consent in any given instance shall be solely in the discretion of WC SACD One, Parent and/or the Company, as applicable, and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment.  Notwithstanding the foregoing, WC SACD One may, without consent, assign all or a portion of its commitment hereunder to one or more of its Affiliates.  If WC SACD One assigns all or a portion of its commitment in accordance with the preceding sentence, WC SACD One shall remain liable in full to perform all of its obligations hereunder, but only to the extent that an Affiliate of WC SACD One has not satisfied its funding obligations.  Any purported assignment of any commitment evidenced by this letter agreement in contravention of this Section 7 shall be null and void.

8.          Third Party Beneficiaries. This letter agreement shall inure to the benefit of, and be binding upon, WC SACD One for the benefit of Parent.  Nothing set forth in this letter agreement is intended to, shall confer upon or give to the Company, the Company’s equityholders or their respective Affiliates or any other Person (other than Parent) any benefits, rights or remedies under or by reason of, or any rights to enforce or cause WC SACD One  to perform or fund, the Equity Commitment or any provisions of this letter agreement; provided that, notwithstanding the foregoing, the Company shall, solely to the extent that the Company is awarded, in accordance with, and subject to the conditions set forth in Section 9.10(b) of the Merger Agreement, specific performance of Parent’s obligation to consummate the Closing, be a third party beneficiary of the rights granted to Parent under this letter agreement solely for the purpose of seeking specific performance of Parent’s rights to cause the Equity Commitment  to be funded hereunder; provided, further that the Non-Recourse Parties shall be express third party beneficiaries of the provisions set forth herein that are for the benefit of the Non-Recourse Parties, each of which shall survive an expiration or termination of this letter agreement.

9.          Enforceability.  Except as set forth in Section 8, no Person other than Parent shall have the right to enforce this letter agreement.  Without limiting the foregoing, none of WC SACD One, the creditors of Parent, Merger Sub or the Company, the Company’s equityholders or any of their respective Affiliates shall have any right to enforce this letter agreement or to cause Parent to enforce this letter agreement.  Subject to the Company’s third party beneficiary rights in Section 8, Parent’s right to enforce this letter agreement shall be in its sole and absolute discretion.  WC SACD One shall not be liable hereunder to any party for any consequential, special, punitive or indirect damage or for lost profits or, in any event, in an aggregate amount in excess of the Equity Commitment.

10.          Confidentiality.  This letter agreement shall be treated as confidential and is being provided to Parent (and made available to the Company) solely in connection with the Merger Agreement. This letter agreement may not be used, circulated, quoted or otherwise referred to in any document (other than the Merger Agreement and Limited Guaranty), except with the written consent of WC SACD One; provided, that (a) Parent may disclose this letter agreement and its terms and conditions to (i) its Affiliates and its and its Affiliate’s respective officers, directors, advisors and other authorized representatives; and (ii) the extent required by applicable Law, the applicable rules of any national securities exchange, in connection with any securities regulatory agency filings relating to the transactions contemplated by the Merger Agreement or in connection with the enforcement of any rights hereunder; and (b) the Company may disclose this letter agreement and its terms and conditions to (i) its officers, directors, advisors and other authorized representatives and (ii) the extent required by applicable Law, the applicable rules of any national securities exchange, in connection with any securities regulatory agency filings relating to the transactions contemplated by the Merger Agreement or in connection with the enforcement of any rights hereunder.

11.          Severability.  Whenever possible, each provision or portion of any provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this letter agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this letter agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

12.          Governing Law.  This letter agreement and all disputes or controversies arising out of or relating to this letter agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

13.          Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this letter agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court.  Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this letter agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this letter agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this letter agreement, or the subject matter hereof, may not be enforced in or by such courts.

14.          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS LETTER AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e mail, upon written confirmation of receipt by facsimile, e mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth in a party’s signature page hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

16.          Entire Agreement.  This letter agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties, with respect to the subject matter hereof.

17.          Amendment.  This letter agreement may not be modified, amended, supplemented, cancelled or discharged, except by written instrument executed by all of the parties.

18.          Counterparts.  This letter agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

19.          Facsimile or .pdf Signature.  This letter agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Signature pages follow.

Sincerely,

WC SACD One, Inc.,
a Delaware corporation

By:	/s/ Hari Ravichandran
Name: Hari Ravichandran
Title: Chief Executive Officer

Address for Notices:

c/o iSubscribed, Inc.
15 Network Drive
Burlington, MA 01803

Signature Page to Equity Commitment Letter

Agreed and Accepted as of this 31st day of October, 2018 by:

WC SACD One Parent, Inc.

By:	/s/ Hari Ravichandran
Name:	Hari Ravichandran
Title:	Chief Executive Officer

Address for Notices:
15 Network Drive
Burlington, MA 01803
Attn: Hari Ravichandran
hari@isubscribed.com

Signature Page to Equity Commitment Letter